Exhibit 3.1

Certificate of Amendment
of the
Eighth Restated
Certificate of Incorporation
of
Visa Inc.

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2007 (the “Original Certificate of Incorporation”) and an Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2007 (the “Amendment to the Certificate of Incorporation,” and together with the Original Certificate of Incorporation, the “Initial Certificate of Incorporation”).
2.    The Initial Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2007 (the “First Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 11, 2008 (the “Second Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 7, 2008 (the “Third Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 14, 2008 (the “Fourth Amended and Restated Certificate of Incorporation”) and further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2008 (the “Fifth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 30, 2009, the Certificates of Amendment filed with the Secretary of State of the State of Delaware on January 27, 2011, the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 28, 2015, further restated by a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 28, 2015 (the “Sixth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on February 27, 2015, further amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 26, 2021 and further restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 26, 2021 (the “Seventh Restated Certificate of Incorporation”), and further amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 24, 2024 and further restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 24, 2024 (the “Eighth Restated Certificate of Incorporation”).
3.     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Eighth Restated Certificate of Incorporation (this “Certificate of Amendment”) has been duly adopted in accordance therewith, and amends the Eighth Restated Certificate of Incorporation by amending Section 7.1 in its entirety as follows:
Section 7.1     Limited Liability of Directors and Officers
No director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. No amendment, alteration or repeal of this Article VII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, alteration or repeal. For purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by a duly authorized officer of the Corporation this 28th day of January, 2026.

VISA INC.

By:	/s/ Kelly Mahon Tullier
Name:	Kelly Mahon Tullier
Title:	Corporate Secretary